Exhibit 99

                                                                             RPC
                                                      Moderator: Natasha Coleman
                                                             04-27-05/7:00 am CT
                                                           Confirmation #5580123
                                                                          Page 1

                                       RPC

                           Moderator: Natasha Coleman
                                 April 27, 2005
                                   7:00 am CT

Operator:             Good morning. And thank you for joining us for RPC's First
                      Quarter 2005 Earnings conference call.

                      Today's call will be hosted by Rick Hubbell, President and CEO, and Ben Palmer, CFO.

                      Also present we have Jim Landers of the Corporate Finance and Investor Relations Department.

                      At this time all participants are in a listen-only mode.

                      Following the presentation we will conduct a question and answer session. Instructions will be provided at that time for you to queue up for questions.

                      I would like to advise everyone that this conference call is being recorded.

                      Jim will get us started by reading the forward-looking statements.

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Jim Landers:          Good morning. Before we begin our call today I want to
                      remind you that in order to talk about our company we're going to mention a few things that are not historical facts.

                      And some of the statements that will be made on this call could be forward-looking in nature and reflect a number of known and unknown risks.

                      I'd like to refer you to our press release issued today along with our 2004 10-K and other public filings that outline these risks all of which can be found on our website at www.rpc.net.

                      I'd also like to tell everyone that we're having some technical difficulties this morning and our website is not operating.

                      What that means is that if you normally receive an email with the press release from us you haven't received that this morning. We're going to get the website up as soon as we can, and the email out as soon as we possibly can.

                      The press release did go out through the other wire services. So I trust that you have it.

                      If you do not have it for any reason please call us at 404-321-2140 and we will fax or email one to you immediately.

                      Also in order to let everyone here on the call and start their work day on time we're going to limit this call to 30 minutes.

                      I will now turn the call over to our President and Chief Executive Officer, Rick Hubbell.
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Richard Hubbell:      Thank you Jim.

                      This morning we issued our earnings press release for the First Quarter ended March 31, 2005. Ben Palmer will discuss our financial results in more detail.

                      At this time I'd like to provide you with our operating - operational highlights. First revenues for the first quarter were higher than the previous year by over 15 percent. Our results continue to reflect higher activity levels, improved pricing, growth in our capacity.

                      On the domestic side of the business we performed very well. Domestic revenues increased 20%; because international operations had less revenue overall growth rate was slightly lower.

                      International revenues declined due to a decrease in our Kuwait operation. However the decline was slightly offset by new business in China.

                      Domestic - the average domestic rig count during the quarter was 1,280, 15% higher than in the same period for 2004. In comparison to last year the price of oil increased almost 44%. The price of natural gas increased by more than 16%.

                      Our domestic revenues grew at a higher rate than the rig count due to the continued investment in our operating capacity and strong performance in the oil producing regions of the domestic markets in which we operate.

                      I would also like to briefly discuss the performance four our two reporting segments which are technical services and support services. Both segments experienced stronger results due to the increased drilling rig count and related customer activity levels.
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                      Technical services revenues grew 19% for the quarter
                      compared to the prior year which is driven by pricing increase, additional capacity, higher activity levels particularly within our pressure pumping division. This increase was offset by a decrease in our snubbing revenues due to the decline in our international operations.

                      Support service revenues grew by 23% during the quarter compared to the prior year, driven by increased capacity and utilization within rental tools, the largest service line in this segment. The strong increase was slightly offset by having no revenues from the marine liftboat division which was sold during the 4th quarter of 2004.

                      With that overview I'll hand it over to our CFO, Ben
                      Palmer.

Ben Palmer:           Thank you Rick. I'll cover the numbers in a little more
                      detail here.

                      For the quarter ended March 31, 2005, our revenues increased 15.4% to $92.3 million compared to $80 million last year.

                      Operating income from the quarter was $14.2 million an increase of 54% compared to $9.2 million in the prior year.

                      Net income was $9.9 million or 23 Cents diluted earnings per share compared to $5.8 million or 13 Cents diluted earnings per share in the first quarter last year.

                      Our costs of services rendered and goods sold was $50.4 million. It represented 54.6% of revenues compared to $47.1 million or 58.9% in the prior year.
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                      The increase in costs was primarily due to the variable
                      nature of many of these costs and in particular fuel costs, maintenance and repair expenses, and materials and supply expenses.

                      However as a percentage of revenues these costs decreased because we had improved pricing, had higher equipment and personnel utilization and we were also able to leverage some of our fixed costs over the higher level of revenues.

                      Our selling, general and administrative expenses increased from $15.1 million last year to $18.4 million this year. This was due primarily to higher salary and wage expenses along with increased incentive compensation consistent with the higher activity levels and improved profitability.

                      We also incurred increased public company compliance costs. As a percentage of revenues these costs increased from 18.9% last year to 19.9% this year.

                      The majority of our other income is comprised of proceeds from the litigation settlement.

                      Our effective tax rate increased slightly in the first quarter 38.8% compared to 38% a year ago.

                      Our capital expenditures which were made to improve our existing fleet of equipment as well as purchases of new equipment were approximately $13 million during the first quarter of this year. These capital expenditures were primarily in our largest and more profitable service lines.
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                      Our balance sheet continues to be very, very strong. And
                      we now have only $2 million in outstanding debt. And over $22 million in cash and cash equivalents. That is an increase in cash and cash equivalents of approximately $7 million from a year ago.

                      Our accounts receivable increased consistent with our higher revenues. You'll notice an increase in goodwill. This relates to the earnouts which were recorded on acquisitions. This related to 2004 results.

                      And also at the Board meeting yesterday the Board declared a quarterly cash dividend of 4 Cents per share.

                      With that I'll turn it back over to Rick.

Richard Hubbell:      Thank you Ben.

                      The theme of our annual report this year is focusing on our strength. That is exactly what we continue to focus on the investments that have made us successful in the past including our mid-continent expansion, international development, and our top performing service line.

                      They're always mindful of the volatility in this industry. Therefore we maintain a conservative capital structure, conservative investments (with) high financial returns.

                      We are pleased by this quarter's results and based on best information we have at this time we remain optimistic regarding RPC's performance for 2005.
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                      I will also reiterate as we have stated in the past that
                      we do not issue earnings' guidance, and neither affirm nor deny the validity of any published analyst estimate.

                      I'd like to thank you for joining us this morning. And at this time we'd be happy to entertain any questions that you may have.

Operator:             At this time I would like to remind everyone if you would
                      like to ask a question press star then the number 1 on your telephone keypad.

                      We'll pause for just a moment to compile the Q&A roster.

                      Your first question comes from line of Brad Suddarth of Freidman, Billings, Ramsey.

Brad Suddarth:        Good morning.

Ben Palmer:           Hi Brad.

Jim Landers:          How are you doing?

Rick Hubbell:         Good morning.

Brad Suddarth:        Doing well you guys. A question for you on other income
                      line on the income statement.

                      Could you detail that? It looked like it was about $1.9 million. I was curious what that was related to.
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Ben Palmer:           The majority of that you will note that we normally have
                      some level of other income or expense on that line. It was higher than normal because of the litigation settlement which proceeds were received during the first quarter.

Brad Suddarth:        Okay, got you.

                      So that should probably decline to a little bit lower level for the rest of the year or?

Ben Palmer:           Quarter to quarter, I would expect that, yes.

Brad Suddarth:        Okay. Looking ahead, I was curious if you could provide
                      some SG&A and D&A guidance. Do you expect those to continue at these levels or?

Ben Palmer:           Relative to D&A we're still as we stated in the 10-K
                      projecting somewhere around $60 million in capital expenditures for the year.

Brad Suddarth:        Yeah.

Ben Palmer:           And on the SG&A line that with the increase in public
                      company compliance costs it's a little bit difficult to gauge exactly.

                      But I would expect that cost to stabilize or come down some. Otherwise, you know, we, with increased activity levels, we have been adding some administrative costs we would like to think.

                      And are trying to manage that down too so that we can get some positive leverage on that.
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                      But at this point no plans to significantly increase that
                      cost. So hopefully it will stay - it will decline to some extent.

Brad Suddarth:        Okay. I noticed that the support services segment revenues declined a little bit sequentially.

                      I was curious if you could provide some color there and see it bouncing back second quarter.

Richard Hubbell:      That was primarily from the rental tool division. And
                      historically fourth quarter is always very high in the rental business as it was for us. They had a good quarter first quarter.

                      But sequentially it was less in the - our rental accounts right now are approaching the point that they were in the fourth quarter. But I think it will bounce back.

Brad Suddarth:        Okay. That's all I have. Thanks.

Jim Landers:          Thanks Brad.

Operator:             Your next question comes from the line of Dan Pickering of
                      Pickering Energy Partners.

Dan Pickering:        Good morning guys.

Jim Landers:          Hi Dan.

Richard Hubbell:      Good morning.
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Dan Pickering:        Okay, guys, technical services revenue up 19%
                      year-over-year. Rick you talked about in your comments.
                      Rig count's up 15%, pricing is better, and there's more capacity.

                      And so I guess I'm just trying to reconcile the thought here that if all the businesses here are rig count driven we should've been up at least 15%. If pricing is getting better and there's more capacity.

                      I guess I'm just wondering if there's a market share issue here or am I thinking about it the wrong way in terms of assuming you'll grow at least in line with rig count and then on top of that it's price and on top of that it's extra capacity.

Jim Landers:          Hey Dan, this is Jim. As always you're thinking about it
                      the right way. I think the reconciliation for you that you might be missing is the fact that snubbing is a technical service.

Dan Pickering:        Okay.

Jim Landers:          And snubbing declined a good bit due to the decline in
                      international revenues.

Dan Pickering:        Okay.

Jim Landers:          Year-over-year.

Dan Pickering:        Alright, and Jim can you quantify that fractionally, I
                      mean is that a couple million bucks down year-over-year or is it $.5 million? I mean ballpark.

Jim Landers:          Just, you know, just south of $3 million.
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Dan Pickering:        Okay. Alright, so the domestic business then actually
                      growing quite a bit faster than the overall.

Jim Landers:          Yes. That's correct.

Dan Pickering:        Okay. And can you detail for us a little bit the pricing
                      environment that you're seeing in the U.S. for your pumping Nitrogen, you know, etcetera, kind of the pumping services?

Jim Landers:          Well in pumping, you know, it's improved pretty nicely.
                      You know, we did a price look increase around the middle of last year and, you know, it's taken hold. So, you know, that's worked out well for us.

                      You know, year-over-year pumping revenue increased a good bit. And, you know, a lot of that was pricing. A lot of it was capacity as well.

                      But, you know, a lot of it was pricing.

Dan Pickering:        Okay, and I know that some of your competitors have been,
                      you know, pricing. I think BJ Services talked yesterday pricing is up about 8.5% for them year-over-year.

                      Are you guys in that same ballpark?

Jim Landers:          I would say so, yes.

Dan Pickering:        Okay, alright. And some of the competitors are also
                      pushing price again, you know, sort of this, you know, May/June timeframe.

                      Will you guys be impacted by that kind of rising price environment?
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Jim Landers:          Well Dan we hope so. You know, nothing firm to say right
                      now.

                      But as you know, we're sort of, you know, a distance Number 4 in that market. When they get their price increases we, you know, we hope to follow, you know, thereafter. And hope that will happen this time as well.

Dan Pickering:        Okay, so there's no reason to think that you shouldn't see the same upward movement that the industry does with maybe a little bit of a lag.

Jim Landers:          That's the right way to characterize it, yes.

Dan Pickering:        Okay. Switching over to this support services segment, you mentioned that the rental tool business is down.

                      Can you quantify for us the quarter-to-quarter impact of the liftboat business being gone or was it completely out of the last quarter's revenue number?

Ben Palmer:           It was out of last quarter's revenue.

Dan Pickering:        Okay, so the Q4 to Q1 is a clean comparison.

Ben Palmer:           There was about $300,000/$400,000 revenue in the fourth
                      quarter.

Dan Pickering:        Okay.

Jim Landers:          Yeah, that's true.

Dan Pickering:        Okay, so $300,000 to $400,000 in revenue.
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                      And if I remember right essential break even
                      profitability. So on an operating profit basis the $3.7 million didn't really have any operating income from the liftboat, is that right?

Ben Palmer:           That's generally correct.

Jim Landers:          Yes.

Ben Palmer:           Yes.

Dan Pickering:        Okay. And when we think about - is there any specific
                      project? Because last - if we look back to last year in the support services business Q4 to Q1 was actually a revenue increase.

                      Did the rental tools business last year, was it down Q4 to Q1?

Ben Palmer:           Last year Q4.

Dan Pickering:        Yep.

Ben Palmer:           I think, I shouldn't guess, but I think back in that time
                      here we were sort of we were experiencing some increases.

                      But I'm not sure if that trend held true at that point in time.

Dan Pickering:        Okay. And I guess where I'm pushing with this is did you
                      have a specific contract or customer that was busier in fourth quarter that went away in Q1 and is back in Q2 or?

Richard Hubbell:      No, it was just kind of general across the board.
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Dan Pickering:        Okay.

Richard Hubbell:      The regions we operate in of course the mid-continent has
                      grown and the Texas market's grown. Gulf has not grown very much.

                      Rental business has been in the past predominantly in the Gulf.

Dan Pickering:        Yep.

Richard Hubbell:      We're trying to branch out more of the land business.

                      But no. It was not a specific customer or (unintelligible).

Dan Pickering:        Okay, so it wasn't onshore versus offshore. It was just a
                      general slower environment.

Richard Hubbell:      Well, no. Yes, I guess that's true although offshore
                      business as a percentage of the total has been down over the last few years.

Dan Pickering:        But specifically from fourth to first there was no
                      noticeable - the offshore was down a lot more than onshore or anything like that, so, okay.

                      And then Rick did I hear you say that the - that we're kind of now back up to the Q-1 or sorry the fourth quarter sort of activity level as we're moving through the second quarter here?

Richard Hubbell:      Yes.
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Dan Pickering:        Okay, alright. And any significant new contract wins or
                      customer adds that are going to change that number as we step out into the back part of the year?

Richard Hubbell:      No, not that we know of.

Dan Pickering:        (Unintelligible) account. I'm sorry I missed it.

Richard Hubbell:      No, not that we know of yet.

Dan Pickering:        Okay. And Ben the - you said that the majority of the
                      other income was litigation, I mean the $1.9 million that was $1.5 million.

Ben Palmer:           A little less than that.

Dan Pickering:        Okay. And the other pieces of that or is that lost and
                      whole or just mix and match?

Ben Palmer:           Both. Typically there are a little bit of a lost and a
                      whole gains that are there.

                      And typically we do have little things here and there. Small litigation settlements or other typical types of things.

Dan Pickering:        Okay. Tax rate, do you expect it to be 39% going forward?

Ben Palmer:           At this point, yes. I mean that's what we try to do is
                      project full year so that's our current projection 38%.

Dan Pickering:        Okay, and share count was up a little bit here on a fully
                      diluted basis. Is this option exercise?
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Ben Palmer:           Some of it's option exercises and restricted stock grants.
                      We have moved away from option grants and are doing more in the form of restricted stock.

Dan Pickering:        Okay. That's all I've got for now. Thank you.

Jim Landers:          Alright, thanks Dan.

Operator:             Once again if you would like to ask a question simply
                      press star then the number 1.

                      Your next question comes from the line of Tom Escott with Pritchard Capital.

Tom Escott:           Good morning fellows.

Jim Landers:          Hi Tom.

Ben Palmer:           Hi Tom.

Tom Escott:           I think most everything's been covered.

                      But just to clarify on this litigation gain here this is basically 2.5 Cents after taxes as I calculate it right which means, you know, pure operating earnings in the quarter was like 20 Cents a share. Does that sound right or did I miss the math?

Ben Palmer:           I think when I calculated it I think it was closer to two.
                      But yeah, that's probably correct.

Tom Escott:           Okay, so, alright, so 2 Cents of gains and sort of 21
                      Cents some real operations in the period.
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Ben Palmer:           Right.

Jim Landers:          Yeah, that's right Tom.

Tom Escott:           Yeah, okay. And, you know, on this, you know, Dan was
                      referring to, you know, Halliburton announces his price increase in pressure pumping last week to take effect here in June.

                      Just on a timing basis is, you know, would you - would it be your expectation that sort of August/September you'd be able to start implementing this increase or is that too aggressive of a timeframe if, you know, Halliburton, BJ go up here, you know in the May/June period?

Ben Palmer:           I think that Tom the timing is the - for us difficult to
                      predict. I mean we're constantly trying to always pushing on trying to increase our prices and take advantage of wherever we can. I'm not sure we've done a historical analysis to be able to tell us, you know, precisely what the delay is.

                      But just theoretically it takes a little bit more time for us to get through increases than it does the larger competitors.

Tom Escott:           Yeah, although at this point I imagine your equipment
                      utilization has got to be what 85%, 90% which I guess would make that easier.

                      Is utilization in that range?

Ben Palmer:           I'd say yes, our utilization is very high right now.

Tom Escott:           Okay, alright, thank you. That's all I have.
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Jim Landers:          Alright, thanks Tom.

Operator:             Your next question is a follow-up from Dan Pickering of
                      Pickering Energy Partners.

Dan Pickering:        Hi guys. I just wanted to come back and revisit support
                      services one more time.

Ben Palmer:           Okay.

Dan Pickering:        Just trying to understand the profitability. We were down
                      about $1.7 million from the fourth quarter in terms of revenue. Profits came off about $1.5 million, so obviously very high incrementals.

                      Do we expect the same? I mean if revenues ramp back up to the fourth quarter levels, are profits going to be back in that fourth quarter level as well kind of low 20s kind of operating margin levels?

Ben Palmer:           Yeah, that's a very high fixed cost business. So yeah,
                      those increase revenues in that rental tool service line, yes, produces high incrementals.

Dan Pickering:        Okay, thanks. I appreciate that.

                      And then the technical services from an international perspective we talked about revenues maybe down about $3 million year-over-year in terms of the international business.

                      Were there any international revenues in the quarter?
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Ben Palmer:           Yes, they were actually slightly higher than fourth
                      quarter.

Dan Pickering:        Okay.

Ben Palmer:           China we mentioned in the press release is one that did
                      generate some new business for us and we see some pretty good prospects there.

                      The difficulty with a lot of our international business is, you know, it's very difficult to predict the contract wins and when the work will actually begin. It's something that - the one we're trying to predict or forecast with any degree of accuracy.

                      But we do still have a lot of nice prospects on the horizon.

Dan Pickering:        Okay. And so it sounds like did the China work start early in the quarter, late in the quarter?

Ben Palmer:           It's really throughout the quarter.

Dan Pickering:        Throughout the quarter.  Okay.

                      And so not a lot of visibility I understand Ben. I'm going to push I guess at least here over the next two, three months second quarter international running at about the same level. Nothing new starting up.

Ben Palmer:           I think that's fair to say. We don't expect it to go
                      significantly up or down.

Dan Pickering:        Okay, alright.  So running at roughly the same levels.
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                      Okay, and then your incremental profitability in the
                      technical services business was pretty strong, you know, year-over-year 30% incremental operating margins.

                      Do you kind of think about that as a sustainable run rate, you know, if revenues pick up at the same pace and we continue to see that kind of 30% flow through to operating income?

Ben Palmer:           Be no reason that it should not.

Dan Pickering:        Okay. Thanks a lot guys.

Ben Palmer:           Sure, thank you.

Jim Landers:          Thanks Dan.

Operator:             There are no further questions at this time.

Jim Landers:          Okay, well thanks to everyone for joining us. And have a
                      good day.

Operator:             Thank you for participating in today's RPC First Quarter
                      2005 Earnings conference call.

                      You may now disconnect.

                                       END